UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2018

VICON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New York	1-7939	11-2160665
(State of Incorporation or	(Commission File Number)	(IRS Employer
Organization)		Identification No.)

135 Fell Court, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

(631) 952-2288
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

In November 2017, Vicon Industries, Inc. (the “Company”) completed a rights offering in which it sold 704,235 shares of common stock to shareholders, which was followed by the sale of 7,500,000 shares of common stock to NIL Funding Corporation pursuant to its backstop purchase commitment. These transactions resulted in aggregate net cash proceeds to the Company of approximately $3 million.
At September 30, 2017, the Company reported $2.4 million of total shareholders’ equity in its consolidated balance sheets included in its Form 10-K filed with the Securities and Exchange Commission on December 29, 2017. The net proceeds from the November 2017 capital raising transactions described above will be recognized as an addition to the Company’s reported shareholders’ equity for the period ending December 31, 2017. At September 30, 2017, the Company’s total shareholders’ equity would have been $5.4 million on a pro forma basis, after giving effect to these transactions as if they had occurred at September 30, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2018

VICON INDUSTRIES, INC.

By: /s/ John M. Badke
John M. Badke
Chief Executive Officer and
Chief Financial Officer